Power of Attorney
I, Scott C. Donnelly, 40 Westminster Street, Providence,
RI 02903 do hereby appoint each of:

D. Cameron Findlay, Senior Vice President, General Counsel and Corporate Secretary, Medtronic, Inc., 710 Medtronic
Parkway, Minneapolis, MN 55432-5604

Keyna P. Skeffington, Vice President, Deputy General Counsel and Assistant Secretary, Medtronic, Inc., 710 Medtronic
Parkway, Minneapolis, MN 55432-5604

Sarah M. Maveus, Principal Legal Countsel, Medtronic, Inc.,
710 Medtronic Parkway, Minneapolis, MN 55432-5604

Rhonda L. Ingalsbe, Senior Manager, Shareholder Services,
Medtronic, Inc. 710 Medtronic Parkway, Minneapolis, MN
55432-5604

As attorney-in-fact in my name, place and stead to act individually in any way which I myself could do, if I were personally present, with respect to the filing of reports as required under Section 16(a) of the Securities Exchange
Act of 1934, including Forms 3, 4 and 5, and under Rule 144 of the Securities Act of 1933.

In Witness Whereof, I have hereunder set my name this 2nd day of July, 2013.

/s/ Scott C. Donnelly
Scott C. Donnelly
Specimen Signature of Attorney(s)-in-Fact

/S/
D. Cameron Findlay

/s/ Keyna P. Skeffington
Keyna P. Skeffington

/s/ Sarah M. Maveus
Sarah M. Maveus

/s/Rhonda L. Ingalsbe
Rhonda L. Ingalsbe



/s/ Scott C. Donnelly
Scott C. Donnelly
Specimen Signature of Attorney(s)-in-Fact

/S/
D. Cameron Findlay

/s/ Keyna P. Skeffington
Keyna P. Skeffington

/s/ Sarah M. Mav